UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
*	*	*

*

On October 30, 2023, the NYSE filed a Form 25 relating to the delisting from the NYSE of our Class A common stock. The delisting became effective on November 9, 2023. The Class A common stock will continue to trade over the counter under the symbol “AUDA.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Prepackaged Debt Restructuring Pursuant to Restructuring Support Agreement with Supermajorities of First Lien and Second Lien Debtholders

Pursuant to a Restructuring Support Agreement (as defined below) with supermajorities of its first lien and second lien debtholders, Audacy, Inc. (the “Company” or “Audacy”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) intend to implement a comprehensive debt restructuring (the “Restructuring”) that will convert approximately $1.6 billion of the Debtors’ funded debt into equity of the reorganized Company, a reduction of 80% of the Debtors’ funded debt, from approximately $1.9 billion to approximately $350 million. The Restructuring Support Agreement contemplates effectuating the Restructuring through a joint prepackaged plan of reorganization (the “Plan”) of the Debtors under voluntary petitions filed on January 7, 2024 pursuant to Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company does not expect any operational impact from the Restructuring. Under the terms of the Restructuring Support Agreement, supermajorities of Consenting First Lien Lenders and Consenting Second Lien Noteholders committed to vote in favor of the Plan. The Company expects that the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) will hold a hearing to consider the approval of the Plan in February, and expects to emerge from Chapter 11 protection once regulatory approval is obtained from the Federal Communications Commission (the “FCC”). Audacy’s Class A common stock will continue to trade over the counter under the symbol “AUDA” during the pendency of the Chapter 11 process. Upon the effective date of the Plan ( the “Plan Effective Date”), Audacy’s existing equity interests will be cancelled and receive no distribution as part of the Restructuring.

Capitalized terms not defined herein have the meanings given to them in the Restructuring Support Agreement and the term sheet attached thereto as Exhibit A (the “Term Sheet”).

Item 1.01. Entry into a Material Agreement.

Restructuring Support Agreement

In connection with the Chapter 11 Cases, on January 4, 2024, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with:

•

Consenting First Lien Lenders holding approximately 82.2% of the outstanding First Lien Loans under the Credit Agreement, dated as of October 17, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

•	Consenting Second Lien Noteholders holding approximately 73.6% of the outstanding principal amount of the 2027 Notes and the 2029 Notes.

The Restructuring Support Agreement contemplates the Restructuring through a conversion of approximately $1.6 billion of the Debtors’ funded debt into equity of reorganized Audacy and the cancellation of Existing Equity Interests in Audacy, to be effectuated through the Plan. The Plan is attached as an exhibit to the Restructuring Support Agreement. In connection with the Restructuring, trade creditors and all other general unsecured creditors will be unimpaired.

Commitments and Representations. Each of the Debtors, the Consenting First Lien Lenders and the Consenting Second Lien Noteholders have made certain customary commitments and representations in the Restructuring Support Agreement. The Debtors have agreed, among other things, to support and take all commercially reasonable actions necessary and appropriate to facilitate the Restructuring, meet milestones set forth in the Restructuring Support Agreement and obtain required regulatory approvals for the Restructuring. The Consenting First Lien Lenders and the Consenting Second Lien Noteholders have committed to the Debtors, among other things, to support and vote for the Plan and use their commercially reasonable efforts to consummate and complete the Restructuring.

Milestones. The Restructuring Support Agreement contains Milestones relating to the Chapter 11 Cases, which include the dates by which the Debtors are required to, among other things, file certain motions and documents (including the Plan and Disclosure Statement) with the Bankruptcy Court, obtain certain orders of the Bankruptcy Court and consummate the Debtors’ emergence from Chapter 11 protection. Among other dates set forth in the Restructuring Support Agreement, the Restructuring Support Agreement contemplates that the Debtors (i) commence solicitation of votes on the Plan by no later than January 5, 2024, (ii) file the Plan and Disclosure Statement on the Bankruptcy Court docket on the Petition Date, (iii) obtain Plan confirmation by no later than 45 calendar days after the Petition Date, and (iv) emerge from Chapter 11 protection by no later than 60 days after the Petition Date, subject to an extension to 180 days after the Bankruptcy Court has confirmed the Plan for the receipt of applicable regulatory approvals, including by the FCC.

Termination. Each of the parties to the Restructuring Support Agreement may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances, subject, in certain cases, to cure rights. The Debtors may terminate the Restructuring Support Agreement upon, among other circumstances, (i) certain material breaches of the Restructuring Support Agreement by a Consenting First Lien Lenders (if the non-breaching Consenting First Lien Lenders Beneficially Own less than 66 2/3 of the outstanding First Lien Claims at the time of the breach) or Consenting Second Lien Noteholders (if the non-breaching Consenting Second Lien Noteholders Beneficially Own less than 66 2/3 of the outstanding Second Lien Notes Claims at the time of the breach), or (ii) the Company’s board of directors reasonably determines after consultation with counsel, that taking certain actions, or refraining from taking certain actions, under the Restructuring Support Agreement would be inconsistent with its fiduciary obligations.

The Consenting First Lien Lenders have termination rights that may be exercised by the Required Consenting First Lien Lenders upon, among other circumstances, (i) certain material breaches of the Restructuring Support Agreement by the Debtors or by Consenting Second Lien Noteholders (if the non-breaching Consenting Second Lien Noteholders Beneficially Own less than 66 2/3 of the outstanding Second Lien Notes Claims at the time of the breach), (ii) the failure of the Debtors to meet any Milestone, including those regarding entry of the Confirmation Order and occurrence of the Plan Effective Date, that has not been waived or extended, where such failure is not primarily the result of any act or omission by a Consenting First Lien Lender in violation of the Restructuring Support Agreement or (iii) certain actions by the Bankruptcy Court, including preventing the consummation of the Plan, dismissing the Chapter 11 Cases or converting any of the Chapter 11 Cases into a case under Chapter 7 of the Bankruptcy Code.

The Consenting Second Lien Noteholders have termination rights that may be exercised by the Required Consenting Second Lien Noteholders upon, among other circumstances, (i) material breaches of the Restructuring Support Agreement by the Debtors or by Consenting First Lien Lenders (if the non-breaching Consenting First Lien Lenders Beneficially Own less than 66 2/3 of the outstanding First Lien Claims at the time of the breach), (ii) the failure of the Debtors to meet certain Milestones, including those regarding entry of the Confirmation Order and occurrence of the Plan Effective Date, that has not been waived or extended, where such failure is not primarily the result of any act or omission by a Consenting Second Lien Noteholder in violation of the Restructuring Support Agreement or (iii) certain actions by the Bankruptcy Court, including preventing the consummation of the Plan, dismissing the Chapter 11 Cases or converting any of the Chapter 11 Cases into a case under Chapter 7 of the Bankruptcy Code.

Consummation. Consummation of the Restructuring contemplated by the Restructuring Support Agreement is subject to approval of the Plan by the Bankruptcy Court and applicable regulatory approvals, including by the FCC, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

Summary of Material Terms. The following is a summary of the material terms of the Restructuring that are set forth in the Term Sheet:

•	Debtor-in-Possession Facility. The Restructuring Support Agreement contemplates a debtor-in-possession credit agreement, summarized further below.

•

Postpetition Receivables Facility. The Restructuring Support Agreement contemplates an increase in the size of the Company’s Receivables Facility, from $75 million to $100 million, as summarized further below.

•

Recoveries. Under the Plan, each holder of a Second Lien Notes Claim will receive its pro rata share of (i) 15% of the new common stock of reorganized Audacy (the “New Common Stock”) (subject to dilution by a management incentive plan) and (ii) the New Second Lien Warrants exercisable within four years on a “cash” or “cashless” basis for 17.5% of the New Common Stock on a fully diluted basis at an equity value of $771 million. Each holder of a First Lien Claim will receive its pro rata share of up to 85% of the New Common Stock, subject to dilution by a management incentive plan and the New Second Lien Warrants. General unsecured creditors will be unimpaired. Holders of Audacy’s Existing Equity Interests will have their equity interests cancelled and will receive no recovery.

•

Exit Credit Facility. In connection with consummation of the Plan, the Debtors will enter into an exit credit facility in the amount of no more than $250 million consisting of (i) approximately $25 million in First-Out Exit Term Loans and (ii) approximately $225 million in Second-Out Exit Term Loans, in each case subject to certain adjustment mechanisms. The First-Out Exit Term Loans shall be comprised of converted DIP Facility Claims, and only First Lien Lenders that are also lenders under the senior secured superpriority debtor-in-possession credit agreement will have the option to participate in the First-Out Exit Term Loans. Holders of First Lien Loans shall have a portion of their prepetition Claims converted into the Second-Out Exit Term Loans under the Plan.

The First-Out Exit Term Loans will be secured by a lien on substantially all assets of the Debtors after the Restructuring, will mature four years after the Plan Effective Date and will accrue interest at a secured overnight financing rate (“SOFR”) plus an applicable margin of 7.00%, subject to standard Alternative Reference Rates Committee (“AARC”) credit spread adjustments. The Second-Out Exit Term Loans will be secured on the same basis as, but subordinated in right of payment to, the First-Out Exit Term Loans, will mature five years after the Plan Effective Date and will accrue interest at a SOFR rate plus an applicable margin of 6.00%, subject to standard AARC credit spread adjustments.

•

Corporate Governance. After the Restructuring, the Company does not intend to list the New Common Stock on any securities exchange or to become subject to statutory public reporting obligations, to the extent permitted by applicable law. The New Governance Documents following the Plan Effective Date will contain, among other things, customary protections for minority equity holders. The New Board shall be comprised of seven members selected as follows: Five members selected by the Ad Hoc First Lien Group, one member selected by the Ad Hoc Second Lien Group (which member must be to the reasonable satisfaction of the Required Consenting First Lien Lenders and be an “industry” expert or specialist), and David Field while employed by the Company.

Debtor-in-Possession Credit Agreement

The Restructuring Support Agreement also contemplates that, subject to the approval of the Bankruptcy Court following the entry of a related interim order, Audacy Capital Corp. and certain of the Company’s subsidiaries (the “Borrowers”) will enter into a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto (collectively, the “TL DIP Lenders”), substantially in the form attached as Exhibit 10.2 to this current report on Form 8-K.

Principal Amount. If the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the TL DIP Lenders would provide a senior secured superpriority debtor-in-possession term loan facility in an aggregate principal amount of $32 million (the “DIP Facility”), to be used for general corporate purposes, maintenance of minimum operational liquidity, payment of administrative expenses and other operating expenses while in bankruptcy.

Interest and Fees. The DIP Facility will accumulate interest at a rate of term SOFR plus an applicable margin of 6.00%, subject to certain AARC credit spread adjustments. Additional fees and expenses under the DIP Facility include (i) a 3.00% backstop premium, (ii) a 2.00% upfront commitment fee and (iii) a 15.00% redemption premium. Borrowings under the DIP Facility would be senior secured obligations of the Borrowers, secured by (i) priming first liens on the Prepetition Collateral (as defined in the DIP Credit Agreement), (ii) perfected first liens on all unencumbered assets of the Borrowers and (iii) liens immediately junior to the Permitted Prior Liens (as defined in the DIP Credit Agreement).

Covenants. The DIP Credit Agreement has various customary covenants, as well as covenants mandating compliance by the Company Parties (as defined in the DIP Credit Agreement) with a budget, variance testing and reporting requirements, among others.

Maturity. The scheduled maturity of the DIP Facility will be the earlier of (i) 60 days following the Petition Date (with a 180-day extension option if a Confirmation Order has been entered by the Bankruptcy Court by that time and regulatory approval is pending), (ii) the Plan Effective Date, (iii) 45 days after the Petition Date if no Final DIP Order has been entered, and (iv) the time determined by an acceleration as a result of an event of default.

Backstop. Holders of First Lien Loans will have the right to participate as TL DIP Lenders. To the extent a Holder of First Lien Loans does not elect to participate in the DIP Facility, any resulting deficiency will be backstopped by the Backstop Parties. The fee for such backstop will be 3.00% of the total principal amount of commitments under the DIP Facility and will be payable to the DIP Backstop Parties on the Closing Date (as defined in the DIP Credit Agreement).

Bankruptcy Court Approval. The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. Accordingly, no assurance can be given that the DIP Credit Agreement described herein and in the Restructuring Support Agreement will be consummated.

The foregoing summaries of the Restructuring Support Agreement, including the Term Sheet, and the form of DIP Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Restructuring Support Agreement and the form of DIP Credit Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Receivables Facility

In connection with the Restructuring Support Agreement, the Company entered into an Omnibus Amendment (the “Omnibus Amendment”) with the lenders under the Receivables Facility on January 7, 2024 to provide that the Chapter 11 Cases do not constitute an event of default under the Receivables Facility, subject to certain milestones in connection with the entry into the related interim order and the extension and amendment of the Receivables Facility, as described below.

The Restructuring Support Agreement contemplates that, subject to the approval of the Bankruptcy Court and following the entry of a related interim order, the Company expects to (i) amend the Receivables Facility to increase the accounts receivables limit from $75 million to $100 million and (ii) extend the facility revolving period termination date from July 15, 2024 to the date that is two years after the Bankruptcy Court enters a related interim order. The amendment and extension of the Receivables Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. Accordingly, no assurance can be given that the amendment and extension of the Receivables Facility will be consummated.

The foregoing summary of the Omnibus Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Omnibus Amendment, a copy of which is filed as Exhibit 10.3 to this current report on Form 8-K and is incorporated herein by reference.

Non-Employee Director Compensation Policy

On January 4, 2024, the Company’s board of directors, upon the recommendation of the Compensation Committee of the Company’s board of directors (the “Compensation Committee”), approved certain changes to the Company’s Non-Employee Director Compensation Policy (“Director Compensation Policy”) to provide that the Board Retainer, Committee Membership Fees and Committee Chair Fees (as such terms are defined therein) be paid in advance in equal quarterly installments on the first business day of each calendar quarter (i.e., the first business day following each of January 1, April 1, July 1 and October 1). The first payment of such fees was made on January 4, 2024 and also included the relevant portion of the Board Retainer, Committee Membership Fees and Committee Chair Fees relating to December 2023. In addition, on January 4, 2024, the Company’s board of directors approved the payment of Roger Meltzer’s monthly fee for his service to the Special Review Committee of the board of directors on the same quarterly schedule as the Committee Membership Fees under the amended Director Compensation Policy, and the first payment of such fees was made on January 5, 2024.

Each non-employee director has also entered into a repayment agreement in a form acceptable to the Company requiring such director to repay a prorated amount of the after tax portion of any advanced fees in the event such director voluntarily terminates service on the Company’s board of directors prior to the end of the applicable calendar quarter.

The foregoing is a summary description of the material changes to the Director Compensation Policy. Reference is made to the complete text of the Director Compensation Policy, which is filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On January 7, 2024, the Debtors filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 in the Bankruptcy Court.

The Debtors are seeking Bankruptcy Court authorization to jointly administer the Chapter 11 Cases under the caption “In re: Audacy, Inc., et al.” Case No. 24-90004 (CML). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 of this current report on Form 8-K constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	the Credit Agreement;

•

the Indenture, dated as of April 30, 2019, by and among Audacy Capital Corp. (formerly Entercom Media Corp.), the guarantors named therein, and Deutsche Bank Trust Company Americas, as amended, which governs the 2027 Notes; and

•

the Indenture, dated as of March 25, 2021, by and among Audacy Capital Corp. (formerly Entercom Media Corp.), the guarantors named therein, and Deutsche Bank Trust Company Americas, as amended, which governs the 2029 Notes.

The Debt Instruments provide that, as a result of the filing of the Bankruptcy Petitions, the principal, premium, if any, accrued and unpaid interest and any other monetary obligations due thereunder are immediately due and payable.

However, as a result of the filing of the Bankruptcy Petitions, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Debt Instruments is automatically stayed and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards

On January 4, 2024, the Company entered into additional retention letter agreements (the “January 2024 Retention Letter Agreements”) with each of the named executive officers listed below (the “Executive Officers”) for cash-based retention bonus awards (the “January 2024 Retention Awards”) in the following amounts:

NEO	Title	Bonus Amount

Richard J. Schmaeling	EVP - Strategic Initiatives and Chief Financial Officer	$425,000
Susan R. Larkin	EVP and Chief Operating Officer	$300,000
J.D. Crowley	President - Podcast and Streaming and Chief Digital Officer	$300,000
Andrew P. Sutor, IV	EVP, General Counsel and Secretary	$300,000

The January 2024 Retention Awards were unanimously approved by the Compensation Committee and such action by the Compensation Committee was unanimously ratified, affirmed and approved by the board of directors. Pursuant to the January 2024 Retention Letter Agreements, the January 2024 Retention Awards are expected to be paid to the applicable Executive Officers on July 1, 2024, provided that if the Plan Effective Date has not occurred by such date, the January 2024 Retention Awards will be paid on the Plan Effective Date. Each January 2024 Retention Award is in addition to the retention bonus paid to the Executive Officers pursuant to the prior retention letter agreements entered into between such Executive Officer and the Company in June 2023 (the “June 2023 Retention Awards”). While each Executive Officer will remain eligible to receive a 2024 annual bonus (payable in 2025) or the annual bonus portion of any severance payment pursuant to their respective employment agreement (if applicable), such 2024 annual bonus or severance payment, if any, may be reduced by the amount of the executive’s January 2024 Retention Award (but not both and not below zero). Each January 2024 Retention Award is subject to the executive’s obligation to repay the net after-tax amount in the event that the executive is terminated for cause or the executive voluntarily resigns other than with good reason prior to the later of (i) the six-month anniversary of the Plan Effective Date and (ii) December 16, 2024.

The Company also entered into retention letter agreements with certain members of the Company’s senior management team, and will enter into retention letter agreements with additional members of the Company’s management team on similar terms, pursuant to a 2024 Retention Award Program approved by the Company’s board of directors on January 4, 2024, as described in Item 8.01 to this current report on Form 8-K.

The above description of the January 2024 Retention Letter Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of January 2024 Retention Letter Agreement, a copy of which is filed as Exhibit 10.5 to this current report on Form 8-K and is incorporated herein by reference.

Amendment to Employment Agreements

First Amendment to Employment Agreement - David J. Field. On January 5, 2024, Audacy Services, LLC (as successor in interest to the Company, “Audacy Services”) entered into a First Amendment to Amended and Restated Employment Agreement with David J. Field (the “Field Amendment”), effective as of the Plan Effective Date, in order to amend the Amended and Restated Employment Agreement, effective as of January 1, 2022. The Field Amendment provides that (i) Mr. Field shall remain on the New Board in a non-Chairman capacity during his employment with reorganized Audacy, (ii) Mr. Field shall consult with the New Board regarding appointment of any new members of the New Board but shall not be permitted to vote with respect to such appointments, and (iii) following the Plan Effective Date, reorganized Audacy and Mr. Field may negotiate a new employment agreement. To the extent that a new employment agreement is not agreed to within 120 days of the Plan Effective Date, Mr. Field may terminate his employment subject to his compliance with certain terms and conditions as set forth in the Field Amendment, and will be entitled to receive the sum of (i) two years’ base compensation and (ii) $2,000,000 (the “Post-Effective Severance”).

In the event reorganized Audacy terminates Mr. Field’s employment at any time following the Plan Effective Date, Mr. Field shall assist with the reasonable transition of his role and continue to receive a base salary at the annual rate in effect immediately prior to the notice of termination of his employment through the later of: (i) 150 days following the date of the notice of termination or (ii) December 31, 2024. Following such termination, Mr. Field will be entitled to receive (i) the Post-Effective Severance and (ii) any earned annual bonus for the calendar year in which termination occurs, prorated to reflect the number of days in which Mr. Field worked in the year in which such termination occurs.

First Amendment to Employment Agreement - Susan Larkin. On January 5, 2024, Audacy Services entered into a First Amendment to Employment Agreement with Susan Larkin (the “Larkin Amendment”), effective as of the Plan Effective Date, in order to amend the Employment Agreement, effective as of May 24, 2023 (the “Larkin Employment Agreement”).

If Ms. Larkin becomes eligible for certain severance benefits under the Larkin Employment Agreement in connection with a qualifying termination which occurs in (i) calendar year 2024, the June 2023 Retention Award will be treated as the bonus paid for the prior year’s performance as described in the Larkin Employment Agreement for purposes of determining the annual incentive bonus amount and (ii) calendar year 2025, her January 2024 Retention Award will be deemed to be included as a portion of Ms. Larkin’s bonus paid for the prior year’s performance as described in the Larkin Employment Agreement for purposes of determining the annual incentive bonus amount.

First Amendment to Employment Agreement - J.D. Crowley. On January 5, 2024, Audacy Services entered into a First Amendment to Employment Agreement with J.D. Crowley (the “Crowley Amendment”), effective as of the Plan Effective Date, in order to amend the Employment Agreement, effective as of January 9, 2023 (the “Crowley Employment Agreement”).

If Mr. Crowley becomes eligible for certain severance benefits under the Crowley Employment Agreement in connection with a qualifying termination which occurs in (i) calendar year 2024, the June 2023 Retention Award will be treated as the bonus paid for the prior year’s performance as described in the Crowley Employment Agreement for purposes of determining the annual incentive bonus amount and (ii) calendar year 2025, his January 2024 Retention Award will be deemed to be included as a portion of Mr. Crowley’s bonus paid for the prior year’s performance as described in the Crowley Employment Agreement for purposes of determining the annual incentive bonus amount.

First Amendment to Employment Agreement - Richard Schmaeling. On January 5, 2024, Audacy Services entered into a First Amendment to Employment Agreement with Richard Schmaeling (the “Schmaeling Amendment”), effective as of the Plan Effective Date, in order to amend the Employment Agreement, effective as of April 12, 2021 (the “Schmaeling Employment Agreement”).

If Mr. Schmaeling becomes eligible for certain severance benefits under the Schmaeling Employment Agreement in connection with a qualifying termination which occurs in (i) calendar year 2024, the June 2023 Retention Award will be treated as the bonus paid for the prior year’s performance as described in the Schmaeling Employment Agreement for purposes of determining the annual incentive bonus amount and (ii) calendar year 2025, his January 2024 Retention Award will be deemed to be included as a portion of Mr. Schmaeling’s bonus paid for the prior year’s performance as described in the Schmaeling Employment Agreement for purposes of determining the annual incentive bonus amount.

Third Amendment to Employment Agreement - Andrew P. Sutor. On January 5, 2024, Audacy Services entered into a Third Amendment to Amended and Restated Employment Agreement with Andrew P. Sutor (the

“Sutor Amendment”), effective as of the Plan Effective Date, in order to amend the Amended and Restated Employment Agreement, effective as of August 3, 2017, as amended by the First Amendment to Amended and Restated Employment Agreement, effective as of January 1, 2020, and the Second Amendment to Amended and Restated Employment Agreement, effective as of October 12, 2023 (the “Sutor Employment Agreement”).

If Mr. Sutor becomes eligible for certain severance benefits under the Sutor Employment Agreement in connection with a qualifying termination which occurs in calendar year 2025, his January 2024 Retention Award will be deemed to be included as a portion of Mr. Sutor’s bonus paid for the prior year’s performance as described in the Sutor Employment Agreement for purposes of determining the annual incentive bonus amount.

The foregoing is a summary description of the material terms of each of the Field Amendment, the Larkin Amendment, the Crowley Amendment, the Schmaeling Amendment and the Sutor Amendment, respectively, and by its nature is incomplete. For further information regarding the terms and conditions of the Field Amendment, the Larkin Amendment, the Crowley Amendment, the Schmaeling Amendment and the Sutor Amendment, reference is made to the complete text thereof, a copy of which is filed as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On January 7, 2024, the Company issued a press release announcing that the Debtors entered into the Restructuring Support Agreement and filed the Bankruptcy Petitions. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Information Provided to Creditors

As previously disclosed, the Company initiated discussions with certain holders of its indebtedness (the “Creditors”) with respect to a number of potential alternatives regarding a restructuring of the Company’s outstanding indebtedness. These discussions resulted in the entry into the Restructuring Support Agreement as described above.

In connection with such discussions, the Company provided certain material, non-public information about its business (the “Management Presentation”) to the Creditors, subject to the terms of confidentiality agreements entered into with such Creditors.

The Management Presentation is attached as Exhibit 99.2 to this current report on Form 8-K and constitutes cleansing materials pursuant to the terms of the confidentiality agreements with the Creditors.

The information set forth under this Item 7.01, including the materials attached as Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Other Retention Letter Agreements

In addition to the January 2024 Retention Awards described in Item 5.02 of this current report on Form 8-K, the Company also entered into retention letter agreements with certain members of the Company’s senior management team on terms substantially similar to the January 2024 Retention Awards, and will enter into retention letter agreements with additional members of the Company’s management team on similar terms, pursuant to a 2024 Retention Award Program approved by the Company’s board of directors on January 4, 2024. These bonuses will be subject to the recipient’s obligation to repay the net after-tax bonus in the event that the recipient retires, resigns or otherwise voluntarily terminates employment without good reason or is terminated by the Company for cause prior to December 16, 2024.

First Day Hearing and Docket and Other Information

The Debtors have noticed a hearing for January 8, 2024 at 2:00 p.m. (Central Time) to seek emergency relief with respect to certain “first day” matters. Participation at the hearing will only be permitted by an audio and video connection. The Debtors’ proposed claims and noticing agent has established a website, which contains the Debtors’ filings on the Bankruptcy Court’s docket as well as instructions for how to participate in the hearing by audio and video connection. The website can be accessed at: https://dm.epiq11.com/Audacy.

Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including statements about the restructuring of the Company, the expected timing of hearings and approval of the Plan, the Company’s ability to manage its business without disruption during the restructuring process, the expected payment and timing of the January 2024 Retention Awards, anticipated future financial or operational results, and the Company’s financial position. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the U.S. Securities and Exchange Commission. All of the forward-looking statements in this current report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of January 4, 2024, by and among Audacy, Inc. and its subsidiaries listed therein and the Consenting First Lien Lenders named therein and the Consenting Second Lien Lenders named therein

10.2	Form of Debtor-in-Possession Credit Agreement, by and among Audacy, Inc. and its subsidiaries listed therein, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto

10.3	Omnibus Amendment, dated as of January 7, 2024, by and among Audacy Receivables, LLC, as seller and transferee, Audacy New York, LLC, the originators party thereto, Audacy Inc., as performance guarantor, Autobahn Funding Company LLC, as an investor, DZ BANK AG Deutsche ZentralGenossenschaftsbank, Frankfurt AM Main, as agent on behalf of the investor Parties, and Audacy Operations, Inc., as initial servicer

10.4	Audacy, Inc. Non-employee Director Compensation Policy, as amended

10.5	Form of January 2024 Retention Letter Agreement

10.6	First Amendment to Amended and Restated Employment Agreement, effective as of January 5, 2024, between Audacy, Inc. and David J. Field

10.7	First Amendment to Employment Agreement, effective as of January 5, 2024, between Audacy Services, LLC and Susan Larkin

10.8	First Amendment to Employment Agreement, effective as of January 5, 2024, between Audacy Services, LLC and J.D. Crowley

10.9	First Amendment to Employment Agreement, effective as of January 5, 2024, between Audacy, Inc. and Richard Schmaeling

10.10	Third Amendment to Amended and Restated Employment Agreement, effective as of January 5, 2024, between Audacy Services, LLC and Andrew Sutor

99.1	Press release, dated January 7, 2024

99.2	Management Presentation of business materials

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: January 8, 2024